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                                                                    Exhibit 10.1


                              AMENDED AND RESTATED
                        MANAGEMENT AND ADVISORY AGREEMENT

         THIS AMENDED AND RESTATED MANAGEMENT AND ADVISORY AGREEMENT, is made as of January __, 2002 (the "Agreement") by and among NEWCASTLE INVESTMENT CORP., a Maryland corporation formerly known as Fortress Investment Corp. (the "Company"), FORTRESS PARTNERS, L.P., a Delaware limited partnership ("Fortress Partners") and FORTRESS INVESTMENT GROUP LLC, a Delaware limited liability company (together with its permitted assignees, the "Manager").

                              W I T N E S S E T H :

                  WHEREAS, the Company, Fortress Partners, and the Manager entered into that certain Management and Advisory Agreement, dated as of June 10, 1998, and that certain First Amendment to Management and Advisory Agreement, dated as of November 23, 1999 (collectively, the "Original Management Agreement"); and

                  WHEREAS, the Company, Fortress Partners and the Manager desire to amend and restate the Original Management Agreement in its entirety on the terms and conditions hereinafter set forth.

                  NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

                  I. The Original Management Agreement is hereby modified so that all of the terms and conditions of the aforesaid Original Management Agreement shall be restated in their entirety as set forth herein.

                  II. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, and shall be deemed to be effective as of the date hereof.

                  III. Any reference in any other document executed in connection with the Original Management Agreement or this Agreement to the Original Management Agreement shall be deemed to refer to this Agreement.
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         SECTION 1. DEFINITIONS. The following terms have the meanings assigned them:

                  (1) "Agreement" means this Management and Advisory Agreement, as amended from time to time.

                  (2) "Board of Directors" means the Board of Directors of the Company.

                  (3) "Code" means the Internal Revenue Code of 1986, as amended.

                  (4) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (5) "Fund" means Fortress Investment Fund LLC, a real estate private equity fund sponsored by the Company and formed as a Delaware limited liability company in November 1999.

                  (6) "Governing Instruments" means, with regard to any entity, the articles of incorporation and bylaws in the case of a corporation, certificate of limited partnership (if applicable) and the partnership agreement in the case of a general or limited partnership or the articles of formation and the operating agreement in the case of a limited liability company.

                  (7) "Independent Directors" means the members of the Board of Directors who are not officers or employees of the Manager.

                  (8) "Investments" means the investments of the Company.

                  (9) "Partnership Agreement" means the Agreement of Limited Partnership of the Fortress Partners, dated as of June 10, 1998, as amended from time to time.

                  (10) "Prospectus" means the prospectus of the Company relating to the Company's initial public offering of common stock.

                  (11) "real estate securities" and "credit sensitive real estate-related securities" have the respective meanings ascribed to such terms in the Prospectus.


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                  (12) "Special Limited Partner" has the meaning ascribed
thereto in the Partnership Agreement.

                  (13) "Subsidiary" means any subsidiary of the Company and any partnership, the general partner of which is the Company or any subsidiary of the Company and any limited liability company, the managing member of which is the Company or any subsidiary of the Company.

         SECTION 2.  APPOINTMENT AND DUTIES OF THE MANAGER.

                  (14) The Company hereby appoints the Manager to manage the assets of the Company subject to the further terms and conditions set forth in this Agreement and the Manager hereby agrees to use its commercially reasonable efforts to perform each of the duties set forth herein. The appointment of the Manager shall be exclusive to the Manager except to the extent that the Manager otherwise agrees, in its sole and absolute discretion, and except to the extent that the Manager elects, pursuant to the terms of this Agreement, to cause the duties of the Manager hereunder to be provided by third parties.

                  (15) The Manager, in its capacity as manager of the assets and the day-to-day operations of the Company, at all times will be subject to the supervision of the Company's Board of Directors and will have only such functions and authority as the Company may delegate to it including, without limitation, the functions and authority identified herein and delegated to the Manager hereby. The Manager will be responsible for the day-to-day operations of the Company and will perform (or cause to be performed) such services and activities relating to the assets and operations of the Company as may be appropriate, including, without limitation:

                           (1) serving as the Company's consultant with respect to the periodic review of the investment criteria and parameters for Investments, borrowings and operations, any modifications to which shall be approved by a majority of the independent members of the Board of Directors (such policy guidelines as are in effect on the date hereof, as the same may be modified with such approval, the "Guidelines") and other policies for approval by the Board of Directors;

                           (2) investigation, analysis and selection of investment opportunities;


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                           (3) with respect to prospective investments by the
         Company and dispositions of Investments, conducting negotiations with real estate brokers, sellers and purchasers and their respective agents and representatives, investment bankers and owners of privately and publicly held real estate companies;

                           (4) engaging and supervising, on behalf of the Company and at the Company's expense, independent contractors which provide real estate brokerage, investment banking and leasing services, mortgage brokerage, securities brokerage and other financial services and such other services as may be required relating to the Investments;

                           (5) negotiating on behalf of the Company for the sale, exchange or other disposition of any Investments;

                           (6) coordinating and managing operations of any joint venture or co-investment interests held by the Company and conducting all matters with the joint venture or co-investment partners;

                           (7) coordinating and supervising, on behalf of the Company and at the Company's expense, all property managers, leasing agents and developers for the administration, leasing, management and/or development of any of the Investments;

                           (8) providing executive and administrative personnel, office space and office services required in rendering services to the Company;

                           (9) administering the day-to-day operations of the Company and performing and supervising the performance of such other administrative functions necessary in the management of the Company as may be agreed upon by the Manager and the Board of Directors, including, without limitation, the collection of revenues and the payment of the Company's debts and obligations and maintenance of appropriate computer services to perform such administrative functions;


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                           (10) communicating on behalf of the Company with the
         holders of any equity or debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

                           (11) counseling the Company in connection with policy decisions to be made by the Board of Directors;

                           (12) evaluating and recommending to the Board of Directors modifications to the hedging strategies in effect on the date hereof and engaging in hedging activities on behalf of the Company, consistent with such strategies, as so modified from time to time, with the Company's status as a real estate investment trust, and with the Guidelines;

                           (13) counseling the Company regarding the maintenance of its status as a real estate investment trust and monitoring compliance with the various real estate investment trust qualification tests and other rules set out in the Code and Treasury Regulations thereunder;

                           (14) counseling the Company regarding the maintenance of its exemption from the Investment Company Act and monitoring compliance with the requirements for maintaining an exemption from that Act;

                           (15) assisting the Company in developing criteria for asset purchase commitments that are specifically tailored to the Company's investment objectives and making available to the Company its knowledge and experience with respect to mortgage loans, real estate, real estate securities and other real estate-related assets;

                           (16) representing and making recommendations to the Company in connection with the purchase and finance, and commitment to purchase and finance, of mortgage loans (including on a portfolio basis), real estate, real estate securities and


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         other real estate-related assets, and in connection with the sale and commitment to sell such assets;

                           (17) monitoring the operating performance of the Investments and providing periodic reports with respect thereto to the Board of Directors, including comparative information with respect to such operating and performance and budgeted or projected operating results;

                           (18) investing and re-investing any moneys and securities of the Company (including investing in short-term Investments pending investment in Investments, payment of fees, costs and expenses, or payments of dividends or distributions to stockholders and partners of the Company) and advising the Company as to its capital structure and capital raising;

                           (19) causing the Company to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Code applicable to real estate investment trusts and to conduct quarterly compliance reviews with respect thereto;

                           (20) causing the Company to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

                           (21) assisting the Company in complying with all regulatory requirements applicable to the Company in respect of its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents required under the Exchange Act;

                           (22) taking all necessary actions to enable the Company to make required tax filings and reports, including soliciting stockholders for required information to the extent provided by the provisions of the Code applicable to real estate investment trusts;


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                           (23) handling and resolving all claims, disputes or
         controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company may be involved or to which the Company may be subject arising out of the Company's day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by the Board of Directors;

                           (24) using commercially reasonable efforts to cause expenses incurred by or on behalf of the Company to be reasonable or customary and within any budgeted parameters or expense guidelines set by the Board of Directors from time to time;

                           (25) performing such other services as may be required from time to time for management and other activities relating to the assets of the Company as the Board of Directors shall reasonably request or the Manager shall deem appropriate under the particular circumstances; and

                           (26) using commercially reasonable efforts to cause the Company to comply with all applicable laws.

Without limiting the foregoing, the Manager will perform portfolio management services (the "Portfolio Management Services") on behalf of the Company with respect to the Investments. Such services will include, but not be limited to, consulting with the Company on the purchase and sale of, and other investment opportunities in connection with, the Company's portfolio of assets; the collection of information and the submission of reports pertaining to the Company's assets, interest rates and general economic conditions; periodic review and evaluation of the performance of the Company's portfolio of assets; acting as liaison between the Company and banking, mortgage banking, investment banking and other parties with respect to the purchase, financing and disposition of assets; and other customary functions related to portfolio management. Additionally, the Manager will perform monitoring services (the "Monitoring Services") on behalf of the Company with respect to any loan servicing activities provided by third parties. Such Monitoring Services will include, but not be limited to, negotiating servicing agreements; acting as a liaison between the servicers of the assets and the Company; review of servicers' delinquency, foreclosure and other reports on assets; supervising claims filed under any insurance policies; and enforcing the obligation of any servicer to repurchase assets.


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                  (16) The Manager may enter into agreements with other parties, including its affiliates, for the purpose of engaging one or more property and/or asset managers for and on behalf, and at the sole cost and expense, of the Company to provide property management, asset management, leasing, development and/or similar services to the Company (including, without limitation, Portfolio Management Services and Monitoring Services) with respect to the Investments, pursuant to property management agreement(s) and/or asset management agreement(s) with terms which are then customary for agreements regarding the management of assets similar in type, quality and value to the assets of the Company; provided, that (i) any such agreements entered into with affiliates of the Manager shall be (A) on terms no more favorable to such affiliate then would be obtained from a third party on an arms'-length basis and
(B) to the extent the same do not fall within the provisions of the Guidelines, approved by a majority of the independent members of the Board of Directors,
(ii) with respect to Portfolio Management Services, (A) any such agreements shall be subject to the Company's prior written approval and (B) the Manager shall remain liable for the performance of such Portfolio Management Services, and (iii) with respect to Monitoring Services, any such agreements shall be subject to the Company's prior written approval.

                  (17) The Manager may retain, for and on behalf, and at the sole cost and expense, of the Company, such services of accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, developers, investment banks, financial advisors, banks and other lenders and others as the Manager deems necessary or advisable in connection with the management and operations of the Company. Notwithstanding anything contained herein to the contrary, the Manager shall have the right to cause any such services to be rendered by its employees or affiliates. The Company shall pay or reimburse the Manager or its affiliates performing such services for the cost thereof; provided, that such costs and reimbursements are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm's-length basis; and provided, further, that such costs shall not be reimbursed in excess of $500,000 per annum.

                  (18) As frequently as the Manager may deem necessary or advisable, or at the direction of the Board of Directors, the Manager shall, at the sole cost and expense of the Company, prepare, or cause to be prepared, with respect to any Investment (i) an appraisal prepared by an independent real estate appraiser, (ii) reports and information on the Company's operations and asset performance and (iii) other information reasonably requested by the Company.


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                  (19) The Manager shall prepare, or cause to be prepared, at the sole cost and expense of the Company, all reports, financial or otherwise, with respect to the Company reasonably required by the Board of Directors in order for the Company to comply with its Governing Instruments or any other materials required to be filed with any governmental body or agency, and shall prepare, or cause to be prepared, all materials and data necessary to complete such reports and other materials including, without limitation, an annual audit of the Company's books of account by a nationally recognized independent accounting firm.

                  (20) The Manager shall prepare regular reports for the Board of Directors to enable the Board of Directors to review the Company's acquisitions, portfolio composition and characteristics, credit quality, performance and compliance with the Guidelines and policies approved by the Board of Directors.

                  (21) Notwithstanding anything contained in this Agreement to the contrary, except to the extent that the payment of additional moneys is proven by the Company to have been required as a direct result of the Manager's acts or omissions which result in the right of the Company to terminate this Agreement pursuant to Section 15 of this Agreement, the Manager shall not be required to expend money ("Excess Funds") in excess of that contained in any applicable Company Account (as herein defined) or otherwise made available by the Company to be expended by the Manager hereunder. Failure of the Manager to expend Excess Funds out-of-pocket shall not give rise or be a contributing factor to the right of the Company under Section 13(a) of this Agreement to terminate this Agreement due to the Manager's unsatisfactory performance.

                  (22) In performing its duties under this Section 2, the Manager shall be entitled to rely reasonably on qualified experts hired by the Manager.

         SECTION 3.  DEVOTION OF TIME; ADDITIONAL ACTIVITIES.

                  (23) The Manager will provide a dedicated management team, including a President, a Chief Financial Officer and a Chief Operating Officer of the Company, to provide the management services to be provided by the Manager to the Company hereunder, the members of which team shall have as their primary responsibility the management of the Company and shall devote such of their time to the management of the Company as the Board of Directors reasonably deems necessary and appropriate, commensurate with the level of activity of the Company from time to time.


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                  (24) The Manager hereby agrees that neither the Manager nor any entity controlled by or under common control with the Manager shall raise or sponsor any new investment fund, company or vehicle whose investment policies, guidelines or plan targets as its primary investment category investment in credit sensitive real estate-related securities; it being understood that no such fund, company or vehicle shall be prohibited from investing in credit sensitive real estate-related securities. The Company shall have the benefit of Manager's best judgement and effort in rendering services and, in furtherance of the foregoing, the Manager shall not undertake activities which, in its judgement, will substantially adversely affect the performance of its obligations under this Agreement.

                  (25) Except to the extent set forth in clauses (a) and (b) above, nothing herein shall prevent the Manager or any of its affiliates or any of the officers and employees of any of the foregoing from engaging in other businesses or from rendering services of any kind to any other person or entity, including investment in, or advisory service to others investing in, any type of real estate or real estate-related investment, including investments which meet the principal investment objectives of the Company.

                  (26) Managers, members, partners, officers, employees and agents of the Manager or affiliates of the Manager may serve as directors, officers, employees, agents, nominees or signatories for the Company or any Subsidiary, to the extent permitted by their Governing Instruments, as from time to time amended, or by any resolutions duly adopted by the Board of Directors pursuant to the Company's Governing Instruments. When executing documents or otherwise acting in such capacities for the Company, such persons shall use their respective titles in the Company.

         SECTION 4. AGENCY. The Manager shall act as agent of the Company in making, acquiring, financing and disposing of Investments, disbursing and collecting the Company's funds, paying the debts and fulfilling the obligations of the Company, supervising the performance of professionals engaged by or on behalf of the Company and handling, prosecuting and settling any claims of or against the Company, the Board of Directors, holders of the Company's securities or the Company's representatives or properties.

         SECTION 5. BANK ACCOUNTS. At the direction of the Board of Directors, the Manager may establish and maintain one or more bank accounts in the name of


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the Company or any Subsidiary (any such account, a "Company Account"), and may collect and deposit funds into any such Company Account or Company Accounts, and disburse funds from any such Company Account or Company Accounts, under such terms and conditions as the Board of Directors may approve; and the Manager shall from time to time render appropriate accountings of such collections and payments to the Board of Directors and, upon request, to the auditors of the Company or any Subsidiary.

         SECTION 6. RECORDS; CONFIDENTIALITY. The Manager shall maintain appropriate books of accounts and records relating to services performed under this Agreement, and such books of account and records shall be accessible for inspection by representatives of the Company or any Subsidiary at any time during normal business hours upon one (1) business day's advance written notice. The Manager shall keep confidential any and all information obtained in connection with the services rendered under this Agreement and shall not disclose any such information to nonaffiliated third parties except with the prior written consent of the Board of Directors.

         SECTION 7. OBLIGATIONS OF MANAGER; RESTRICTIONS.

                  (27) The Manager shall require each seller or transferor of investment assets to the Company to make such representations and warranties regarding such assets as may, in the judgment of the Manager, be necessary and appropriate. In addition, the Manager shall take such other action as it deems necessary or appropriate with regard to the protection of the Investments.

                  (28) The Manager shall refrain from any action that, in its sole judgment made in good faith, (i) is not in compliance with the Guidelines or (ii) would adversely affect the status of the Company as a real estate investment trust under the Code or that, in its sole judgment made in good faith, would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or any Subsidiary or that would otherwise not be permitted by such entity's Governing Instruments. If the Manager is ordered to take any such action by the Board of Directors, the Manager shall promptly notify the Board of Directors of the Manager's judgment that such action would adversely affect such status or violate any such law, rule or regulation or the Governing Instruments. Notwithstanding the foregoing, the Manager, its directors, officers, stockholders and employees shall not be liable to the Company or any Subsidiary, the Board of Directors, or the Company's or any Subsidiary's stockholders or partners for any act or omission by the Manager,


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its directors, officers, stockholders or employees except as provided in Section
11 of this Agreement.

                  (29) The Manager shall not consummate any transaction which would involve the acquisition by the Company of property in which the Manager or any affiliate thereof has an ownership interest or the sale by the Company of property to the Manager or any affiliate thereof, unless such transaction is approved by a majority of the Independent Directors.

                  (30) The Company shall not invest in joint ventures with the Manager or any affiliate thereof, unless (i) such Investment is made in accordance with the Guidelines and (ii) such Investment is approved in advance by a majority of the Independent Directors.

                  (31) The Board of Directors periodically reviews the Guidelines and the Company's portfolio of Investments. If a majority of the Independent Directors determine in their periodic review of transactions that a particular transaction does not comply with the Guidelines, then a majority of the Independent Directors will consider what corrective action, if any, can be taken. If the transaction involved the acquisition of an asset from the Manager or an affiliate of the Manager that was not approved in advance by a majority of the Independent Directors, then the Manager may be required to repurchase the asset at the purchase price (plus closing costs) to the Company.

                  (32) The Manager shall at all times during the term of this Agreement (including the Initial Term and any renewal term) maintain a tangible net worth equal to or greater than $1,000,000. Additionally, during such period the Manager shall maintain "errors and omissions" insurance coverage and other insurance coverage which is customarily carried by property and asset and investment managers performing functions similar to those of the Manager under this Agreement with respect to assets similar to the assets of the Company, in an amount which is comparable to that customarily maintained by other managers or servicers of similar assets.


         SECTION 8.  COMPENSATION.

                  (33) During the term of this Agreement, as the same may be extended from time to time, the Manager will receive an annual management fee (the "Management Fee") equal to 1.50% of the Company's "Gross Equity." Subject to


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Section 8(d), the Management Fee shall be calculated and paid monthly in arrears based upon the weighted daily average of the Gross Equity of the Company for such month. The term "Gross Equity" for any period means (A) the sum of (i) the "Total Equity," plus (ii) the value of contributions made by partners other than the Company, from time to time, to the capital of any Subsidiary (reduced proportionately in the case of a Subsidiary to the extent that Fortress Partners owns, directly or indirectly, less than 100% of the equity interests in such Subsidiary), less (B) any capital dividends or capital distributions made by the Company to its stockholders or, without duplication, by any Subsidiary to its stockholders, partners or other equity holders. As used herein, the term "Total Equity" shall mean the total net proceeds to the Company from any common equity capital heretofore or hereafter raised by the Company or any Subsidiary of the Company (exclusive, with respect to any Subsidiary, of capital of such Subsidiary consisting of a capital contribution or other form of capital investment made by the Company or another Subsidiary of the Company). In furtherance and not in limitation of the foregoing, the "anti-double counting" provision contained in the parenthetical in the immediately foregoing sentence shall be specifically applicable to the Investment in the Fund, implemented through appropriate charges and credits.

                  (34) The Manager shall compute each installment of the Management Fee within 15 days after the end of the calendar month with respect to which such installment is payable. A copy of the computations made by the Manager to calculate such installment shall thereafter, for informational purposes only and subject in any event to Section 13(a) of this Agreement, promptly be delivered to the Board of Directors and, upon such delivery, payment of such installment of the Management Fee shown therein shall be due and payable no later than the earlier to occur of (i) the date which is 20 days after the end of the calendar month with respect to which such installment is payable and
(ii) the date which is two (2) business days after the date of delivery to the Board of Directors of such computations.

                  (35) The Management Fee is subject to adjustment pursuant to and in accordance with the provisions of Section 13(a) of this Agreement.

                  (36) The Manager agrees that, effective as of January 1, 2002, the Preferred Incentive Return (as hereinafter defined) shall be paid on an annual basis and otherwise in accordance with the provisions of Section 5.7 of the Partnership Agreement, it being understood for such purposes that references in said section to periods of fiscal quarters shall be deemed to be references to periods of fiscal years.


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                  (37) The Board of Directors may, by written notice to the
Special Limited Partner delivered ten (10) days prior to the date on which any payment of the Preferred Incentive Return is payable, request that the Special Limited Partner accept all or a portion of such payment in the form of issued shares of common stock in Newcastle Investment Corp., which notice shall specify the amount of the payment of the Preferred Incentive Return, the amount thereof which the Company intends to pay in cash, if any, and the amount thereof which the Company intends to pay in the form of such shares of common stock of Newcastle Investment Corp. in the number of such shares as determined by the Board of Directors. Within five (5) days following receipt of said notice, the Special Limited Partner shall notify the Company in writing, such election to be made by the Special Limited Partner in its sole discretion, whether it will accept such portion of such payment in the form of such shares and in such number of such shares.

         SECTION 9. EXPENSES OF THE COMPANY. The Company shall pay all of its expenses and shall reimburse the Manager for documented expenses of the Manager incurred on its behalf (collectively, the "Expenses"). Expenses include all costs and expenses which are expressly designated elsewhere in this Agreement as the Company's, together with the following:

                  (38) expenses in connection with the issuance and transaction costs incident to the acquisitions, disposition and financing of Investments;

                  (39) travel and other out-of-pocket expenses incurred by managers, officers, employees and agents of the Manager in connection with the purchase, financing, refinancing, sale or other disposition of an Investment;

                  (40) costs of legal, accounting, tax, auditing, administrative and other similar services rendered for the Company by providers retained by the Manager or, if provided by the Manager's employees, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm's-length basis;

                  (41) the compensation and expenses of the Independent Directors and the cost of liability insurance to indemnify the Company's directors and officers;

                  (42) compensation and expenses of the Company's custodian and transfer agent, if any;


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                  (43) costs associated with the establishment and maintenance of any credit facilities and other indebtedness of the Company (including commitment fees, legal fees, closing and other costs) or any securities offerings of the Company;

                  (44) costs associated with any computer software or hardware that is used solely for the Company;

                  (45) costs and expenses incurred in contracting with third parties, including affiliates of the Manager, for the servicing and special servicing of assets of the Company;

                  (46) all other costs and expenses relating to the Company's business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of Investments, including appraisal, reporting, audit and legal fees;

                  (47) all insurance costs incurred in connection with the operation of the Company's business except for the costs attributable to the insurance that the Manager elects to carry for itself and its employees;

                  (48) expenses relating to any office or office facilities maintained for the Company or Investments separate from the office or offices of the Manager;

                  (49) expenses connected with the payments of interest, dividends or distributions in cash or any other form made or caused to be made by the Board of Directors to or on account of the holders of securities of the Company or its Subsidiaries, including, without limitation, in connection with any dividend reinvestment plan;

                  (50) expenses connected with communications to holders of securities of the Company or its Subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the Securities and Exchange Commission, the costs payable by the Company to any transfer agent and registrar in connection with the listing and/or trading of the Company's stock on any exchange, the fees payable by the Company to

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any such exchange in connection with its listing, costs of preparing, printing and mailing the Company's annual report to its shareholders and proxy materials with respect to any meeting of the shareholders of the Company; and

                  (51) all other expenses actually incurred by the Manager which are reasonably necessary for the performance by the Manager of its duties and functions under this Agreement.

         Without regard to the amount of compensation received under this Agreement by the Manager, the Manager shall bear the following expenses: (i) wages and salaries of the Manager's officers and employees; (ii) rent attributable to the space occupied by the Manager; and (iii) all other "overhead" expenses of the Manager.

         SECTION 10. CALCULATIONS OF EXPENSES. The Manager shall prepare a statement documenting the Expenses of the Company and the Expenses incurred by the Manager on behalf of the Company during each calendar month, and shall deliver such statement to the Company within 20 days after the end of each calendar month. Expenses incurred by the Manager on behalf of the Company shall be reimbursed monthly to the Manager on the first business day of the month immediately following the date of delivery of such statement.

         SECTION 11. LIMITS OF MANAGER RESPONSIBILITY; INDEMNIFICATION. (a) The Manager assumes no responsibility under this Agreement other than to render the services called for under this Agreement in good faith and shall not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendations of the Manager, including as set forth in Section 7(b) of this Agreement. The Manager, its members, managers, officers and employees will not be liable to the Company or any Subsidiary, to the Board of Directors, or the Company's or any Subsidiary's stockholders or partners for any acts or omissions by the Manager, its members, managers, officers or employees, pursuant to or in accordance with this Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of the Manager's duties under this Agreement. The Company shall, to the full extent lawful, reimburse, indemnify and hold the Manager, its members, managers, officers and employees and each other Person, if any, controlling the Manager (each, an "Indemnified Party"), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys' fees) in respect of or arising from any acts or omissions of such Indemnified Party made in good faith in the performance of the Manager's duties under this Agreement and not constituting such Indemnified Party's bad faith, willful misconduct, gross negligence or reckless disregard of the Manager's duties under this Agreement.

                  (b) The Manager shall, to the full extent lawful, reimburse, indemnify and hold the Company, its shareholders, directors, officers and employees and each other Person, if any, controlling the Company (each, a "Company Indemnified Party"), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys' fees) in respect of or arising from the Manager's bad faith, willful misconduct, gross negligence or reckless disregard of its duties under this Agreement.

         SECTION 12. NO JOINT VENTURE. Nothing in this Agreement shall be construed to make the Company and the Manager partners or joint venturers or impose any liability as such on either of them.

         SECTION 13. TERM; TERMINATION.

                  (52) Until this Agreement is terminated in accordance with its terms, this Agreement shall be in effect until the date that is one (1) year after the date hereof, and thereafter on each anniversary of such date deemed renewed automatically each year for an additional one-year period unless (i) a majority consisting of at least two-thirds of the Independent Directors or a simple majority of the holders of outstanding shares of Common Stock of the Company, agree that there has been unsatisfactory performance that is materially detrimental to the Company or (ii) a simple majority of the Independent Directors agree that the Management Fee payable to the Manager is unfair; provided, that the Company shall not have the right to terminate this Agreement under clause (ii) foregoing if the Manager agrees to continue to provide the services under this Agreement at a fee that the Independent Directors have determined to be fair. If the Company elects not to renew this Agreement at the expiration of any such one-year (or partial-year term in the case of the initial term hereof) term as set forth above, the Company shall deliver to the Manager prior written notice (the "Termination Notice") of the Company's intention not to renew this Agreement based upon the terms set forth in this Section 13(a) of this Agreement not less than 60 days prior to the expiration of the then existing term. If the Company so elects not to renew this Agreement, the Company shall designate the date (the "Effective Termination Date"), not less than 60 days from the date of the notice, on which the Manager shall cease to provide services under this Agreement and this Agreement shall terminate on such date; provided, however, that in the event that such Termination Notice is given in connection with a determination that the compensation payable to the Manager is unfair, the Manager shall have the right to renegotiate the Management Fee by delivering to the Company, no fewer than forty-five (45) days prior to the prospective Effective Termination Date, written notice (any such notice, a "Notice of Proposal to Negotiate") of its intention to renegotiate its compensation under this Agreement. Thereupon, the Company and the Manager shall endeavor to negotiate in good faith the revised compensation payable to the Manager under this Agreement. Provided that the Manager and the Company agree to a revised Management Fee (or other compensation structure) within 45 days following the receipt of the Notice of Proposal to Negotiate, the Termination Notice shall be deemed of no force and effect and this Agreement shall continue in full force and effect on the terms stated in this Agreement, except that the Management Fee shall be the revised Management Fee (or other compensation structure) then agreed upon by the parties to this Agreement. The Company and the Manager agree to execute and deliver an amendment to this Agreement setting forth such revised Management Fee promptly upon reaching an agreement regarding same. In the event that the Company and the Manager are unable to agree to a revised Management Fee during such 30 day period, this Agreement shall terminate, such termination to be effective on the date which is the later of (A) ten (10) days following the end of such 30 day period and (B) the Effective Termination Date originally set forth in the Termination Notice.

                  (53) In the event that this Agreement is terminated in accordance with the provisions of Section 13(a) of this Agreement, the Company shall pay to the Manager, on the date on which such termination is effective, a termination fee (the "Termination Fee") equal to the amount of the Management Fee earned by the Manager during the period consisting of the twelve (12) full, consecutive calendar months immediately preceding such termination. The obligation of the Company to pay the Termination Fee shall survive the termination of this Agreement.

                  (54) No later than sixty (60) days prior to the anniversary date of this Agreement of any year during the Term, the Manager may deliver written notice to the Company informing it of the Manager's intention not to renew the Term, whereupon the Term of this Agreement shall not be renewed and extended and this Agreement shall terminate effective on the anniversary of the Closing Date next following the delivery of such notice.

                  (55) If this Agreement is terminated pursuant to this Section 13, such termination shall be without any further liability or obligation of either party to the other, except as provided in Section 13(b) and Section 16 of this Agreement.

In addition, Section 11 of this Agreement shall survive termination of this Agreement.

         SECTION 14. ASSIGNMENT.

                  (a) Except as set forth in Section 14(b) of this Agreement, this Agreement shall terminate automatically in the event of its assignment, in whole or in part, by the Manager, unless such assignment is consented to in writing by the Company with the consent of a majority of the Independent Directors; provided, however, that no such consent shall be required in the case of an assignment by the Manager to an entity whose day-to-day business and operations are managed and supervised by any two (2) or more of the Messrs. Wesley R. Edens, Robert I. Kauffman, Randal A. Nardone, Gregory F. Hughes and Erik P. Nygaard (collectively, the "Principals"), one of whom must be Mr. Edens. Any such permitted assignment shall bind the assignee under this Agreement in the same manner as the Manager is bound, and the Manager shall be liable to the Company for all errors or omissions of the assignee under any such assignment. In addition, the assignee shall execute and deliver to the Company a counterpart of this Agreement naming such assignee as Manager. This Agreement shall not be assigned by the Company without the prior written consent of the Manager, except in the case of assignment by the Company to another real estate investment trust or other organization which is a successor (by merger, consolidation or purchase of assets) to the Company, in which case such successor organization shall be bound under this Agreement and by the terms of such assignment in the same manner as the Company is bound under this Agreement.

                  (b) Notwithstanding any provision of this Agreement, the Manager may subcontract and assign any or all of its responsibilities under Sections 2(b), 2(c) and 2(d) of this Agreement to any of its affiliates in accordance with the terms of this Agreement applicable to any such subcontract or assignment, and the Company hereby consents to any such assignment and subcontracting. In addition, provided that the Manager provides prior written notice to the Company for informational purposes only, nothing contained in this Agreement shall preclude any pledge, hypothecation or other transfer of any amounts payable to the Manager under this Agreement.

         SECTION 15. TERMINATION FOR CAUSE.

                  (56) The Company may terminate this Agreement effective upon sixty (60) days prior written notice of termination from the Company to the

Manager, without payment of any Termination Fee, if any act of fraud, misappropriation of funds, or embezzlement against the Company or other willful violation of this Agreement by the Manager in its corporate capacity (as distinguished from the acts of any employees of the Manager which are taken without the complicity of any of the Principals) under this Agreement or in the event of any gross negligence on the part of the Manager in the performance of its duties under this Agreement.

                  (57) The Manager may terminate this Agreement effective upon sixty (60) days prior written notice of termination to the Company in the event that the Company shall default in the performance or observance of any material term, condition or covenant contained in this Agreement and such default shall continue for a period of 30 days after written notice thereof specifying such default and requesting that the same be remedied in such 30 day period.

         SECTION 16. ACTION UPON TERMINATION. (a) From and after the effective date of termination of this Agreement, pursuant to Sections 13, 14, or 15 of this Agreement, the Manager shall not be entitled to compensation for further services under this Agreement, but shall be paid all compensation accruing to the date of termination and, if terminated pursuant to Section 13, the applicable Termination Fee. Upon such termination, the Manager shall forthwith:

                           (i) after deducting any accrued compensation and
reimbursement for its expenses to which it is then entitled, pay over to the Company or a Subsidiary all money collected and held for the account of the Company or a Subsidiary pursuant to this Agreement;

                           (ii) deliver to the Board of Directors a full
accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors with respect to the Company or a Subsidiary; and

                           (iii) deliver to the Board of Directors all property
and documents of the Company or any Subsidiary then in the custody of the Manager.

                  (b) In the event that this Agreement is terminated, the Company shall have the option, to be exercised by written notice to the Manager within ten (10) days following such termination, to purchase from the Special Limited Partner the right of the Special Limited Partner under the Partnership Agreement, to receive certain preferred distributions (the "Preferred Incentive Return") pursuant to Section 5.7 of the Partnership Agreement. In exchange therefor the Company will be obligated to pay the Special Limited Partner a cash purchase price (the "Cash Price") equal to the amount of the Preferred Incentive Return that would be distributed to the Special Limited Partner under the Partnership Agreement if all of the Company's assets were sold for cash at their then current fair market value (taking into account, among other things, expected future performance of the underlying investments, the "Fair Market Value"). In the event that the Company does not elect to exercise such option to purchase the Preferred Incentive Return, the Special Limited Partner shall have the right to require the Company to do so at the Cash Price by delivering to the Company written notice within twenty (20) days following such termination. The Fair Market Value shall be determined by independent appraisal to be conducted by a nationally recognized appraisal firm mutually agreed upon by the Company and the Special Limited Partner. If the Company and the Special Limited Partner are unable to agree upon an appraisal firm, then each of the Company and the Special Limited Partner shall choose an independent appraisal firm to conduct an appraisal. In such event, (i) if the appraisals prepared by the two appraisers so selected are the same or differ by an amount that does not exceed 20% of the higher of the two appraisals, the Fair Market Value will be deemed to be the average of such appraisals, and (ii) if the two appraisals differ by more than 20% of the higher of the two appraisals, the two appraisers together shall select a third nationally recognized appraisal firm to conduct an appraisal. If the two appraisers are unable to agree as to the identity of such third appraiser, either of the Special Limited Partner and the Company may request that the American Arbitration Association ("AAA") select the third appraiser, which shall then be selected by the AAA. The Fair Market Value will then be deemed to be the amount determined by such third appraiser, but in no event less than the lower or more than the higher of the first two appraisals made under this Section 16(b).

         SECTION 17. RELEASE OF MONEY OR OTHER PROPERTY UPON WRITTEN REQUEST. The Manager agrees that any money or other property of the Company or Subsidiary held by the Manager under this Agreement shall be held by the Manager as custodian for the Company or Subsidiary, and the Manager's records shall be appropriately marked clearly to reflect the ownership of such money or other property by the Company or such Subsidiary. Upon the receipt by the Manager of a written request signed by a duly authorized officer of the Company requesting the Manager to release to the Company or any Subsidiary any money or other property then held by the Manager for the account of the Company or any Subsidiary under this Agreement, the Manager shall release such money or other property to the Company or any Subsidiary within a reasonable period of time, but in no event later than sixty (60) days following such request. The Manager shall not be liable to the Company, any Subsidiary, the Independent Directors, or the Company's or a Subsid-iary's stockholders or partners for any acts performed or omissions to act by the Company or any Subsidiary in connection with the money or other property released to the Company or any Subsidiary in accordance with the first sentence of this Section 17. The Company and any Subsidiary shall indemnify the Manager and its members, managers, officers and employees against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, which arise in connection with the Manager's release of such money or other property to the Company or any Subsidiary in accordance with the terms of this Section 17. Indemnification pursuant to this provision shall be in addition to any right of the Manager to indemnification under Section 11 of this Agreement.

         SECTION 18. NOTICES. Unless expressly provided otherwise in this Agreement, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier,
(iii) delivery by facsimile transmission against answerback, (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

         (a) If to the Company:

                      Newcastle Investment Corp.
                      c/o Fortress Investment Group LLC
                      1301 Avenue of the Americas
                      42nd Floor
                      New York, New York  10019
                      Attention: Mr. Randal A. Nardone

         (b) If to the Manager:

                      Fortress Investment Group, LLC
                      1301 Avenue of the Americas
                      42nd Floor
                      New York, New York  10019
                      Attention: Mr. Randal A. Nardone

         Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 18 for the giving of notice.

         SECTION 19. BINDING NATURE OF AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided in this Agreement.

         SECTION 20. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Agreement. The express terms of this Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms of this Agreement. This Agreement may not be modified or amended other than by an agreement in writing.

         SECTION 21. CONTROLLING LAW. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York, notwithstanding any New York or other conflict-of-law provisions to the contrary.

         SECTION 22. INDULGENCES, NOT WAIVERS. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

         SECTION 23. TITLES NOT TO AFFECT INTERPRETATION. The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation of this Agreement.

         SECTION 24. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

         SECTION 25. PROVISIONS SEPARABLE. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

         SECTION 26. GENDER. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                 COMPANY:

                                 NEWCASTLE INVESTMENT CORP., a Maryland
                                 corporation, formerly known as
                                 Fortress Investment Corp.


                                 By:_____________________________
                                      Name:  Randal A. Nardone
                                      Its:  Secretary

                                 FORTRESS PARTNERS:

                                 FORTRESS PARTNERS, L.P., Delaware
                                 limited partnership

                                 By: Newcastle Investment Corp., its
                                 general partner


                                 By:_____________________________
                                       Name:  Randal A. Nardone
                                       Its:  Chief Operating Officer
                                               and Secretary

                                 MANAGER:

                                 FORTRESS INVESTMENT GROUP LLC, a
                                 Delaware limited liability company


                                 By:_____________________________
                                       Name:  Randal A. Nardone
                                       Its:  Chief Operating Officer
                                               and Secretary

For the purposes of Section 16(b)
of this Agreement:

                                 SPECIAL LIMITED PARTNER:

                                 FORTRESS PRINCIPAL INVESTMENT GROUP LLC, a Delaware limited liability company


                                 By:______________________________
                                       Name:  Randal A. Nardone
                                       Its:  Chief Operating Officer
                                               and Secretary